EXHIBIT 32
Certification Pursuant to Rule 13a-14(b)
Under the Securities Exchange Act of 1934 and
Section 1350, Chapter 63 of Title 18, United States Code
Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and section 1350, chapter 63 of title 18, United States Code, each of the undersigned officers of Weyerhaeuser Company, a Washington corporation (the “Company”), hereby certifies that:
The Company’s Annual Report on Form 10-K/A dated March 21, 2007 (the “Form 10-K”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven R. Rogel

Steven R. Rogel
Chairman, President and Chief Executive Officer
Dated: March 21, 2007

/s/ Richard J. Taggart

Richard J. Taggart
Executive Vice President and Chief Financial Officer
Dated: March 21, 2007
The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and section 1350, chapter 63 of title 18, United States Code and is not being filed as part of the Form 10-K/A or as a separate disclosure document.